UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2017

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On April 26, 2017, Pattern Energy Group Inc. (“Pattern Energy”) issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

Broadview Purchase and Sale Agreement

On April 21, 2017, Pattern Energy consummated a Purchase and Sale Agreement (the “Broadview PSA”) with Pattern Renewables LP, a Delaware limited partnership and controlled affiliate of Pattern Development 1.0 (as defined below) (“Broadview Seller”), and Pattern Energy Group LP (“Pattern Development 1.0”). Pursuant to the Broadview PSA, among other things, Pattern Energy through its 100% owned subsidiary, Pattern US Finance Company LLC purchased 100% of the membership interests in Broadview Finco Pledgor LLC (the “Target”) (the “Acquisition”), which indirectly owns 100% of the membership interests in Broadview B Member LLC (the “Class B Member”) which indirectly owns 100% of the membership interests in Broadview Energy Holdings LLC which owns 100% of the membership interests in Broadview Energy Project Finco LLC, which owns 100% of the membership interests in each of Broadview Energy KW, LLC and Broadview Energy JN, LLC (the “Wind Project Companies”), which Wind Project Companies own the Broadview Energy KW wind project and the Broadview Energy JN wind project (together, the “Wind Projects”), respectively, and the Target indirectly owns 99% of the membership interests in Western Interconnect LLC (the “Transmission Project Company”), which owns the Western Interconnect Transmission Line (the “Transmission Project” and together with the Wind Projects, the “Projects”). The Wind Projects achieved commercial operations on March 31, 2017.

After the closing of the Acquisition, tax equity investors funded capital contributions and hold 100% of the Class A membership interests in Broadview Energy Holding LLCs.

The Wind Projects together form 324 MW of wind capacity along the New Mexico / Texas border, and the Transmission Project is a 35-mile transmission line which runs from the Wind Projects to the existing Public Service of New Mexico 345kV transmission system. The total purchase consideration of $269 million included $215 million of cash paid at closing and $54 million of Western Interconnect construction debt which was converted to term debt immediately after the acquisition. In connection with the commercial operations of the Grady project, a further contingent post-closing payment will be made which is currently estimated to be approximately $18.3 million. The Grady project is a wind project on the identified ROFO list being separately developed by Pattern Energy Group Holdings 2 LP (“Pattern Development 2.0”) which is expected to begin full construction not earlier than 2018, and which intends to interconnect through the Transmission Project. The contingent post-closing payment is intended to reflect the fair value of Pattern Energy’s interest in the incremental transmission wheeling revenue from the addition of the Grady project which the Transmission Project Company will receive from the Grady project subject to certain adjustments.

Pattern Energy funded the cash purchase consideration under the Broadview PSA using available liquidity; it also drew on a non-recourse term loan facility in an amount of $54.4 million incurred by a subsidiary and secured by the Western Interconnect transmission line (the “Western Interconnect Term Facility”). The Western Interconnect Term Facility has a maturity of 10 years utilizing a 19-year amortization profile.

At the closing of the Acquisition, Pattern Energy also entered into assignment and assumption agreements pursuant to which Pattern Energy assumed certain rights and obligations relating to agreements Broadview Seller entered into with the original project developers of the Wind Projects and the Transmission Project and from whom Broadview Seller had purchased such Projects.

The Broadview PSA was previously recommended by the Conflicts Committee of Pattern Energy’s board of directors (the “Pattern Energy Board of Directors”), which is comprised solely of independent directors, for approval by the Pattern Energy Board of Directors, and approved by the Pattern Energy Board of Directors.

Item 9.01 Financial Statements and Exhibits.

d.     Exhibits

Exhibit Number	Description
99.1	Press release issued by Pattern Energy Group Inc. dated April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2017

PATTERN ENERGY GROUP INC.
By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary